As filed with the Securities and Exchange Commission on June 29, 2007
     Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BARR PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	400 Chestnut Ridge Road Woodcliff Lake, New Jersey 07677-7668 (201) 930-3300 (Address of Principal Executive Offices Including Zip Code)	42-1612474 (I.R.S. Employer Identification No.)

Barr Pharmaceuticals, Inc. 2007 Stock and Incentive Award Plan
Barr Pharmaceuticals, Inc. Employee Stock Purchase Plan
(Full Title of the Plan)

Frederick J. Killion, Esq.
Executive Vice President, General Counsel and Secretary
Barr Pharmaceuticals, Inc.
400 Chestnut Ridge Road
Woodcliff Lake, New Jersey 07677-7668
(201) 930-3300
(Name, address, including zip code, and telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities	Amount to be	Offering Price	Aggregate	Amount of
to be Registered	Registered(1)	Per Share(2)	Offering Price(2)	Registration Fee
Common stock, $0.01 par value per share, issuable under the Barr Pharmaceuticals, Inc. 2007 Stock and Incentive Award Plan	5,500,000 shares	$51.03	$280,665,000	$8,616.42
Common stock, $0.01 par value per share, issuable under the Barr Pharmaceuticals, Inc. Employee Stock Purchase Plan(3)	1,000,000 shares	$51.03	$51,030,000	$1,566.62

(1)	Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the plans set forth herein by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of the Registrant’s common stock.
(2)	Estimated solely for the purpose of calculating the registration fee. The registration fee has been calculated in accordance with Rules 457(h) and 457(c) under the Securities Act on the basis of the average of the high and low prices of the Registrant’s common stock on the New York Stock Exchange on June 25, 2007, which was $51.03.
(3)	Represents an additional 1,000,000 shares to be registered under this plan. A Registration Statement on Form S-8 (No. 33-73700) with respect to a total of 1,518,750 shares (after giving effect to several stock splits that occurred since the filing of that initial Registration Statement) issuable under this plan was previously filed.

INTRODUCTION
     This Registration Statement on Form S-8 is filed with the Securities and Exchange Commission (the “Commission”) by Barr Pharmaceuticals, Inc., a Delaware corporation (the “Company”), relating to the Company’s common stock, par value $0.01 per share (the “Common Stock”). This Form S-8 relates to the Barr Pharmaceuticals, Inc. 2007 Stock and Incentive Award Plan, which was approved by the Company’s shareholders at the Company’s 2007 Annual Meeting, and the Barr Pharmaceuticals, Inc. Employee Stock Purchase Plan.
PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
     The information required in Part I of this Registration Statement is included in a prospectus for the Barr Pharmaceuticals, Inc. 2007 Stock and Incentive Award Plan and the Barr Pharmaceuticals, Inc. Employee Stock Purchase Plan that are not filed as part of this Registration Statement pursuant to the Note to Part I of Form S-8.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The following documents previously filed by the Company with the Commission are hereby incorporated by reference into this Registration Statement:
(a)	the Transition Report of Barr Pharmaceuticals, Inc. on Form 10-K/T for the transition period ended December 31, 2006;

(b)	all other reports filed by the Company under Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the period covered by the financial statements included in the Company’s Transition Report on Form 10-K/T; and

(c)	the description of the Company’s common stock contained in the Registration Statement on Form 8-A filed with the Commission on March 7, 1988, including any amendment or report filed to update such description.
     All documents filed by the Company under Section 13(a), 13(c), 14, and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered have been sold or that deregisters the distribution of all securities then remaining unsold, will be deemed to be incorporated by reference into this Registration Statement and will be a part of this Registration Statement from the date that document was filed. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. The Company’s Exchange Act file number with the Commission is 001-09860.
Item 4. Description of Securities.
     Not applicable.
Item 5. Interests of Named Experts and Counsel.
     Not applicable.
Item 6. Indemnification of Directors and Officers.
     Delaware General Corporation Law. The Company is a Delaware corporation. Section 145 of the General Corporation Law of the State of Delaware empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceedings, whether civil, criminal, administrative or investigative (other than action by or in the right of such corporation), by reason of the fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests, and, for criminal proceedings, had no reasonable cause to believe his or her conduct was illegal. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation in the performance of his or her duty. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director actually and reasonably incurred.
     Amended and Restated Certificate of Incorporation. Article Nine, Section 2 of the Company’s amended and restated certificate of incorporation provides that the Company will indemnify each present and former director and officer of the Company or a predecessor company and each of their respective subsidiaries, as such companies exist or have existed, to the fullest extent provided by Delaware law. Article Nine, Section 1 of the Company’s amended and restated certificate of incorporation further provides that the liability of the Company’s directors to the Company or the Company’s stockholders for monetary damages for breach of fiduciary duty will be eliminated to the fullest extent permissible under Delaware law. The effect of these provisions is to eliminate the rights of the Company and its stockholders (through stockholders’ derivative suits on behalf of the Company) to recover monetary damages against a director for breach of fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in certain limited situations. These provisions do not limit or eliminate the rights of the Company or any stockholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director’s duty of care. These provisions will not alter the liability of directors under federal securities law.
          Directors and Officers Insurance. In addition, the Company has purchased insurance which insures (subject to certain terms and conditions, exclusions and deductibles) it against certain costs which it might be required to pay by way of indemnification to its directors and officers under its amended and restated certificate of incorporation, indemnification agreements or otherwise and protects individual directors and officers from certain losses for which they might not be indemnified by the

Company. In addition, the Company has purchased insurance which provides liability coverage (subject to certain terms and conditions, exclusions and deductibles) for amounts which it, or the fiduciaries under its employee benefit plans (which may include its directors, officers and employees), might be required to pay as a result of a breach of fiduciary duty.
Item 7. Exemption from Registration Claimed.
     Not applicable.
Item 8. Exhibits.

Exhibit No.	Description

4.1	Amended and Restated Certificate of Incorporation of the Registrant

4.2	Restated By-Laws of the Registrant

5.1	Opinion of Gibson, Dunn & Crutcher LLP with respect to the legality of the Common Stock being registered

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of KPMG Hungária Kft.

23.3	Consent of Gibson, Dunn & Crutcher LLP

24.1	Power of Attorney of certain officers and directors

99.1	Barr Pharmaceuticals, Inc. 2007 Stock and Incentive Award Plan

99.2	Barr Pharmaceuticals, Inc. Employee Stock Purchase Plan
Item 9. Undertakings.
     The undersigned Registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, except to the extent that any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range is reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (1)(i) and (1)(ii) do not apply to this Registration Statement on Form S-8 to the extent that the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.
(2)	That, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Woodcliff Lake, State of New Jersey, on the 29th day of June, 2007.

BARR PHARMACEUTICALS, INC.
By:	/s/ William T. McKee
William T. McKee
Senior Vice President, Chief Financial Officer and Treasurer

POWER OF ATTORNEY
     Each person whose signature appears below hereby constitutes and appoints William T. McKee and Frederick J. Killion, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name and Signature	Title	Date

/s/ Bruce L. Downey Bruce L. Downey	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	June 29, 2007

/s/ William T. McKee William T. McKee	Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	June 29, 2007

/s/ Paul M. Bisaro Paul M. Bisaro	President and Chief Operating Officer; Director	June 29, 2007

Name and Signature	Title	Date

/s/ Harold N. Chefitz Harold N. Chefitz	Director	June 29, 2007

/s/ Richard R. Frankovic Richard R. Frankovic	Director	June 29, 2007

/s/ James S. Gilmore, III James S. Gilmore, III	Director	June 29, 2007

/s/ Peter R. Seaver Peter R. Seaver	Director	June 29, 2007

/s/ George P. Stephan George P. Stephan	Director	June 29, 2007

EXHIBIT INDEX

Exhibit No.	Description

4.1	Amended and Restated Certificate of Incorporation of the Registrant, incorporated by reference from Exhibit 3.1 to the Registrant’s Form 8-K filed on January 6, 2004

4.2	Restated By-Laws of the Registrant, incorporated by reference from Exhibit 3.2 to the Registrant’s Form 8-K filed on January 6, 2004

5.1	Opinion of Gibson, Dunn & Crutcher LLP with respect to the legality of the Common Stock being registered

23.1	Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5.1)

23.2	Consent of Deloitte & Touche LLP

23.3	Consent of KPMG Hungária Kft.

24.1	Power of Attorney (included on the signature page of this Registration Statement)

99.1	Barr Pharmaceuticals, Inc. 2007 Stock and Incentive Award Plan

99.2	Barr Pharmaceuticals, Inc. Employee Stock Purchase Plan